Exhibit 99.1

Atheros Raises Third Quarter Guidance

SANTA CLARA, CA - (Marketwire - September 08, 2009) - Atheros Communications, Inc. (NASDAQ: ATHR), a global leader in innovative technologies for wireless and wired communications, today updated its revenue and earnings guidance for its third quarter of 2009, which was previously provided on July 21, 2009. The company now expects third quarter revenue to range between $145 million and $150 million, a sequential increase of 29 to 34 percent from the company’s second quarter revenue of $112.2 million and 5 to 9 percent higher than the company’s record revenue of $138.1 million in the third quarter ended Sept. 30, 2008. The company’s previous guidance for the third quarter ending Sept. 30, 2009 was for revenue to be up 15 to 20 percent from second quarter revenue, resulting in a revenue range of $129.0 million to $134.6 million.

Atheros reports diluted earnings per share in accordance with U.S. generally accepted accounting principles (GAAP) and additionally on a non-GAAP basis. Non-GAAP financial measures exclude the effect of stock-based compensation, amortization of acquired intangible assets, the other-than-temporary impairment of long-term investments and the tax impact of these excluded items.

Non-GAAP diluted earnings per share for the third quarter are estimated to be in the range of $0.35 to $0.39. Prior expectations for the third quarter were non-GAAP diluted earnings per share of $0.29 to $0.31.

In a separate release issued today, the company announced that it has reached a definitive agreement to acquire Intellon Corporation, (NASDAQ: ITLN) in a stock and cash transaction valued at approximately $244 million, or $181 million net of cash, cash equivalents and short-term investments as of June 30, 2009. Atheros expects to close the transaction in the fourth quarter of 2009, subject to customary closing conditions including Intellon shareholder approval.

Conference Call

Atheros and Intellon will hold a joint conference call to discuss the proposed transaction at 8:30 AM Eastern Daylight Time today. To listen to the call from within the United States, please dial (877) 835-9268 approximately 10 minutes prior to the start of the call and use the Conference ID # 29349840. To listen to the call from outside the United States, please dial (706) 634-9690 approximately 10 minutes prior to the start of the call and use the Conference ID # 29349840. A taped replay will be made available approximately one hour after the conclusion of the call and will remain available for one week after the live call. To access the replay, please dial (706) 645-9291 and use the Conference ID # 29349840.

This conference call will be available via a live webcast on the investor relations section of the Atheros web site at http://www.atheros.com. Access the website 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the web site for 6 months.

About Atheros Communications, Inc.

Atheros Communications is a global leader in innovative technologies for wireless and wired communications. Atheros combines its wireless and networking systems expertise with high-performance radio frequency (RF), mixed signal and digital semiconductor design skills to provide highly integrated chipsets that are manufactured on low-cost, standard complementary metal-oxide semiconductor (CMOS) processes. Atheros technology is used by a broad base of leading customers, including personal computer, networking equipment and consumer device manufacturers. For more information, please visit http://www.atheros.com or send an email to info@atheros.com.

This press release includes non-GAAP diluted earnings per share. This non-GAAP measure is not in accordance with, nor does it serve as an alternative for GAAP. We believe that this non-GAAP measure has limitations in that it does not reflect all of the amounts associated with our GAAP results of operations.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our core operating performance on a period-to-period basis. The excluded items represent charges and gains that are primarily driven by discrete events that we do not consider to be directly related to core operating performance. We use non-GAAP financial measures to evaluate the core operating performance of our business, for comparison with forecasts and strategic plans, for calculating return on investment and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using these non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing non-GAAP financial measures reviewed by management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by offering:

•	more meaningful comparability of our on-going results;

•	the ability to better identify trends in our underlying business; and

•	a way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

Guidance is provided in this press release only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of certain items that have been excluded from the forward-looking non-GAAP measures, and a reconciliation to the comparable GAAP guidance has not been provided because certain factors that are materially significant to the Company’s ability to estimate the excluded items are not accessible or practically estimable on a forward-looking basis.

Atheros and the Atheros logo are trademarks of Atheros Communications, Inc. All other trademarks mentioned in this document are the sole property of their respective owners.

Note on Forward-Looking Statements

Except for the historical information contained herein, the matters set forth in this press release, including Atheros’ anticipated third quarter revenue, anticipated non-GAAP earnings per share, the anticipated closing of the Intellon acquisition, and the benefits to management and investors in considering non-GAAP financial measures, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, including, but not limited to the impacts of general economic conditions, competition, whether Atheros is successful in marketing and selling its products, whether the proposed acquisition of Intellon will successfully close in the fourth quarter or at all and other risks detailed in Atheros’ Annual Report on Form 10-K for the year ended Dec. 31, 2008 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, as filed with the Securities and Exchange Commission (the SEC), and in other reports filed with the SEC by Atheros from time to time. These forward-looking statements speak only as of the date hereof. Atheros disclaims any obligation to update these forward-looking statements.

Important Additional Information and Where You Can Find It

In connection with the proposed transaction, Atheros will file a Registration Statement on Form S-4 containing a proxy statement/prospectus and other documents concerning the proposed acquisition with the Securities and Exchange Commission (the SEC). Investors and security holders are urged to read the proxy statement/prospectus when it becomes available and other relevant documents filed with the SEC regarding the proposed transaction because they will contain important information. Investors and security holders may obtain a free copy of the proxy statement/prospectus (when it is available) and other documents filed by Atheros and Intellon with the SEC at the SEC’s web site at http://www.sec.gov. The proxy statement/prospectus (when available) and other documents filed with the SEC may also be obtained for free by contacting Atheros Investor Relations by e-mail at ir@atheros.com or by telephone at (408) 830-5672 or by contacting Intellon Investor Relations by e-mail at suzanne@blueshirtgroup.com or by telephone at (415) 217-7722.

Atheros, Intellon, and their respective directors, executive officers, certain members of management and certain employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Additional information concerning Atheros’ directors and executive officers is set forth in Atheros’ Proxy Statement for its 2009 Annual Meeting of Stockholders, which was filed with the SEC on April 6, 2009. Additional information concerning Intellon’s directors and executive officers is set forth in Intellon’s Proxy Statement for its 2009 Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2009. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to, respectively, Atheros’ Investors page on its corporate website at www.atheros.com and Intellon’s Investor Relations page on its corporate website at www.Intellon.com. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed transaction, and a description of their direct and indirect interests in the proposed transaction, which may differ from the interests of Atheros or Intellon stockholders generally will be set forth in the proxy statement/prospectus when it is filed with the SEC.

Contacts:

David Allen

Atheros Communications

408-830-5762

david.allen@atheros.com

Jack Lazar

Atheros Communications

408-773-5200

jack.lazar@atheros.com